UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/12/2012

INFORMATION ANALYSIS INCORPORATED

(Exact name of registrant as specified in its charter)

Commission File Number: 000-22405

VA	54-1167364
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11240 Waples Mill Rd, Ste 201, Fairfax, VA 22030

(Address of principal executive offices, including zip code)

703-383-3000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.
  Information Analysis Incorporated (the "Company") held its annual meeting of stockholders on June 12, 2012.
  Charles A. May, Jr., Sandor Rosenberg, Bonnie K. Wachtel, and James D. Wester were reelected as directors at the annual meeting, to hold office until the 2013 annual mmeeting of stockholders and until their respective successors are duly elected and qualified.

The following votes were taken in connection with the election of directors at the annual meeting:

Director Nominees	Votes For	Votes Withheld
Charles A. May, Jr.	5,898,493	467,437
Sandor Rosenberg	6,246,330	119,600
Bonnie K. Wachtel	6,065,330	300,600
James D. Wester	5,898,493	467,437

The proposal to ratify the Audit Committee's appointment of Reznick Group, PC as the Company's independent registered public accountants for the 2012 fiscal year was approved. The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the Audit Committee's appointment of Reznick Group, PC as independent registered public accountants for the 2011 fiscal year	9,350,289	738,579	-	-

The proposal to approve an amendment to the 2006 Stock Incentive Plan to increase the number of shares of common stock that may be issued pursuant to the plan by 1,000,000 shares was approved. The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Amendment to the 2006 Stock incentive Plan to increase the number of shares of common stock that may be issued pursuant to the plan bby 1,000,000 shares	5,773,342	497,625	94,963	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION ANALYSIS INCORPORATED
Date: June 18, 2012	By:	/s/ Matthew T. Sands
Matthew T. Sands
Controller